EXHIBIT B-2

Right to Purchase [_____] Shares of Common Stock
Of National Investment Managers Inc.

This Warrant and any shares acquired upon the exercise of this Warrant have not been registered under the Securities Act of 1933, as amended, and may not be sold or transferred in the absence of such registration or an exemption therefrom under such Act or any applicable state securities laws. Furthermore, this Warrant and any shares acquired upon the exercise of this Warrant may be sold or otherwise transferred only in compliance with the conditions specified in Section 15 of the Securities Purchase Agreement referred to hereinafter, complete and correct copies of which are available for inspection at the principal office of National Investment Managers Inc. and will be furnished without charge to the holder of this Warrant upon written request.

This Warrant is also subject to certain put rights of the holder hereof set forth in said Securities Purchase Agreement. This Warrant is issued pursuant to the Securities Purchase Agreement and if any provision of this Warrant is found to conflict with the Securities Purchase Agreement, the provisions of the Securities Purchase Agreement shall prevail.

No. WC-[__]

National Investment Managers Inc.
Common Stock Purchase Warrant

National Investment Managers Inc., a Florida corporation (together with any corporation which shall succeed to or assume the obligations of National Investment Managers Inc., hereunder, the "Company"), hereby certifies that for value received, [_______________], (together with its successors and assigns, the "Holder") is entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time after the date hereof, until the expiration hereof pursuant to Section 2.3 hereof, up to [_____] fully paid and non-assessable shares of Common Stock (as defined in Section 12 hereof), at an initial purchase price per share of $1.00 (such price per share as adjusted from time to time as provided herein is referred to herein as the "Exercise Price"). The number and character of such shares and the Exercise Price are subject to adjustment as provided herein.

This Warrant is issued pursuant to the Securities Purchase and Loan Agreement, dated as of November 30, 2007, (as amended and in effect from time to time, the "Securities Purchase Agreement"), by and among the Company, the Investors referred to therein, and Woodside Agency Services, LLC, as Collateral Agent, a copy of which is on file at the principal office of the Company. The Holder shall be entitled to all of the benefits and shall be subject to all of the obligations of the Securities Purchase Agreement.

1. DEFINITIONS. Terms defined in the Securities Purchase Agreement and not otherwise defined herein are used herein with the meanings so defined. Certain terms are used in this Warrant as specifically defined in Section 12 hereof.

2. EXERCISE OF WARRANT.

2.1.  Exercise. This Warrant may be exercised at any time and from time to time prior to its expiration pursuant to Section 2.3 hereof by the holder hereof, by surrender of this Warrant, with the form of subscription at the end hereof duly executed by such holder, to the Company at its principal office, accompanied by payment, by certified or official bank check payable to the order of the Company or by wire transfer to its account, in the amount obtained by multiplying the number of shares of Common Stock for which this Warrant is then being exercised by the Exercise Price then in effect. In the event the Warrant is not exercised in full, the Company, at its expense, will forthwith issue and deliver to or upon the order of the holder hereof a new Warrant or Warrants of like tenor, in the name of the holder hereof or as such holder (upon payment by such holder of any applicable transfer taxes) may request, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares (without giving effect to any adjustment therein) for which this Warrant shall have been exercised. Upon any exercise of this Warrant, in whole or in part, the holder hereof may pay the aggregate Exercise Price with respect to the shares of Common Stock for which this Warrant is then being exercised (collectively, the "Exercise Shares") by (a) in the event the holder of this Warrant is also the holder of a Note, decreasing the outstanding principal amount of such Note by such amount or (b) surrendering its rights to a number of Exercise Shares having a fair market value equal to or greater than the required aggregate Exercise Price, in which case the holder hereof would receive the number of Exercise Shares to which it would otherwise be entitled upon such exercise, less the surrendered shares. For purposes of this Section 2.1, the fair market value of one share of Common Stock shall be equal to the Repurchase Price of such share determined in accordance with Section 11.5 of the Securities Purchase Agreement.

2.2.  Class of Stock Receivable Upon Exercise. The shares of Common Stock receivable upon exercise of this Warrant shall be shares of Common Stock of the class designated upon such exercise by the holder of this Warrant on the form of subscription at the end hereof duly executed by such holder.

2.3.  Termination. This Warrant shall terminate upon the earlier to occur of (i) exercise in full or (ii) November 30, 2017.

3. PUT OPTION; REGISTRATION RIGHTS. The holder of this Warrant has the option to require the Company to purchase this Warrant and/or shares of Warrant Stock at the times and in the manner specified in Section 11 of the Securities Purchase Agreement. The holder of this Warrant has the right to cause the Company to register shares of Warrant Stock, and any shares issued upon exercise hereof, under the Securities Act and any blue sky or securities laws of any jurisdictions within the United States at the time and in the manner specified in the Registration Rights Agreement.

4. DELIVERY OF STOCK CERTIFICATES ON EXERCISE.

4.1 Delivery. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within ten (10) days thereafter, the Company, at its expense (including the payment by it of any applicable issue taxes), will cause to be issued in the name of and delivered to the holder hereof, or as such holder (upon payment by such holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of fully paid and non-assessable shares of Common Stock (or Other Securities) to which such holder shall be entitled on such exercise, together with any other stock or other securities and property (including cash, where applicable) to which such holder is entitled upon such exercise.

4.2.  Fractional Shares. In the event that the exercise of this Warrant, in full or in part, results in the issuance of any fractional share of Common Stock, then in such event the holder of this Warrant shall be entitled to cash equal to the fair market value of such fractional share as determined in good faith by the Company's Board of Directors.

5. ADJUSTMENT FOR DIVIDENDS, DISTRIBUTIONS AND RECLASSIFICATIONS. In case at any time or from time to time, the holders of Common Stock shall have received, or (on or after the record date fixed for the determination of shareholders eligible to receive) shall have become entitled to receive, without payment therefor:

(a) other or additional stock, other securities, cash or property by way of dividend; or

(b) other or additional (or less) stock or other securities or property (including cash) by way of spin-off, split-up, reclassification, recapitalization, combination of shares or similar corporate restructuring;

other than additional shares of Common Stock issued as a stock dividend or in a stock-split (adjustments in respect of which are provided for in Section 7 hereof), then and in each such case the holder of this Warrant shall be entitled to receive the amount of stock and other securities and property (including cash) which such holder would have received if on the date hereof it had been the holder of record of the number of shares of Common Stock called for on the face of this Warrant and had thereafter retained such shares and all such other or additional stock and other securities and property (including cash) receivable by such holder as aforesaid during such period, without interest, giving effect to all further adjustments called for during such period by Sections 6 and 7 hereof.

6.	ADJUSTMENT FOR REORGANIZATION, CONSOLIDATION, MERGER, ETC.

6.1.  Certain Adjustments. In case at any time or from time to time, the Company shall (i) effect a capital reorganization, reclassification or recapitalization or (ii) consolidate with or merge into any other Person, then in each such case, the holder of this Warrant, on the exercise hereof as provided in Section 2 hereof at any time after the consummation of such reorganization, reclassification, recapitalization, consolidation or merger, as the case may be, shall receive, in lieu of the Common Stock (or Other Securities) issuable on such exercise prior to such consummation or effective date, the stock and other securities and property (including cash) to which such holder would have been entitled upon such consummation, as the case may be, if such holder had so exercised this Warrant immediately prior thereto, all subject to further adjustment thereafter as provided in Sections 5 and 7 hereof.

6.2.  Continuation of Terms. Upon any reorganization, consolidation, merger or transfer referred to in this Section 6, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger following any such transfer, as the case may be, and shall be binding upon the issuer of any such stock or other securities, whether or not such person shall have expressly assumed the terms of this Warrant as provided in Section 8 hereof.

7.	ADJUSTMENTS FOR ISSUANCE OF COMMON STOCK AND AMOUNT OF OUTSTANDING COMMON STOCK.

7.1.  General. If at any time there shall occur any stock split, stock dividend (including any dividend payable in the form of shares of preferred stock which are convertible into shares of Common Stock or any fee payable to holders of preferred stock which is paid in the form of shares of preferred stock which are convertible into shares of Common Stock), reverse stock split or other subdivision of the Company's Common Stock or any issuance of shares of Common Stock to holders of preferred stock as payment of dividends on such preferred stock or as payment of any fees relating to such preferred stock (any of the foregoing a "Stock Event"), then the number of shares of Common Stock to be received by the holder of this Warrant shall be appropriately adjusted such that the proportion of (a) the number of shares issuable hereunder to (b) the total number of shares of the Company (on a fully diluted basis) prior to such Stock Event is equal to the proportion of (x) the number of shares issuable hereunder to (y) the total number of shares of the Company (on a fully-diluted basis) after such Stock Event. No adjustment to the aggregate Exercise Price shall be made in connection with any adjustment of the number of shares of Common Stock receivable upon exercise of this Warrant in connection with this Section 7.1, it being understood that the Exercise Price shall be proportionately decreased or increased upon the occurrence of any stock split or other subdivision of the Common Stock and the Exercise Price shall be decreased upon the issuance of Common Stock to holders of preferred stock as described above (such that the aggregate Exercise Price hereunder for all shares of Common Stock issuable upon exercise hereof before such Stock Event is the same as such after such Stock Event); provided that in no event will the Exercise Price be less than the par value of the Common Stock.

7.2. Other Issuances of Common Stock.

(a) If at any time there shall occur any issuance or sale (including by way of any adjustment to the conversion price of any preferred stock of the Company or other like security of the Company) by the Company of any shares of Common Stock or of any securities convertible into or exchangeable for shares of Common Stock or any warrants, options, subscriptions or purchase rights with respect to shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock (any of the foregoing events being referred to herein as a “Stock Sale Event” and the securities issued in connection therewith being referred to herein as “New Securities”), so that the New Security Price Per Share (as defined herein) of such newly issued securities is in excess of the Exercise Price, but is less than the then-current fair market value of such securities (as determined in good faith by the Board of Directors of the Company), the Exercise Price shall be reduced by an amount equal to the difference between the then-current fair market value of such securities and the New Security Price Per Share; provided that in no event shall the Exercise Price be reduced to less than the par value of the Common Stock. For purposes hereof, “New Security Price Per Share” shall mean (a) the sum of (I) the aggregate consideration paid by the purchasers of the applicable New Securities for such New Securities plus (II) in the case of any warrants, options, subscriptions or purchase rights with respect to shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock, the minimum amount of consideration, if any, payable to the Company upon exercise, conversion or exchange thereof (provided that, if the New Securities are issued for no consideration, the consideration paid under this clause (a) shall be deemed to be $.001 per share), divided by (b) the total number of shares of Common Stock of the Company issued or sold to such purchasers or to which such purchasers are entitled to convert the New Securities. Such adjustment shall be made successively whenever such an issuance shall occur. To the extent that any such shares, rights, options, warrants or convertible or exchangeable securities are not so issued or expire unexercised, the Exercise Price then in effect shall be readjusted to the Exercise Price which would then be in effect if such unissued or unexercised rights, options, warrants or convertible or exchangeable securities had not been issuable.

When any adjustment is required to be made to the Exercise Price pursuant to this Section 7.2(a), the number of shares of Common Stock purchasable upon exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Exercise Price in effect immediately prior to such adjustment, by (ii) the Exercise Price in effect immediately after such adjustment without considering the fact that the Exercise Price as adjusted may be lower than the par value of the Common Stock.

The provisions of this Section 7.2(a) shall not apply (i) in any of the circumstances for which an adjustment is made pursuant to Sections 5, 6 or 7.1 hereof, (ii) in connection with the issuance of Common Stock upon exercise of the Warrants, or (iii) in connection with the issuance of Common Stock upon conversion of shares of preferred stock of the Company in accordance with the Company’s Charter and the conversion price of such preferred stock, each as in effect on the date hereof, to the extent such preferred stock is outstanding on the date hereof.

(b) In the event that the holder hereof objects to the determination of fair market value made by the Board of Directors of the Company per Section 7.2 (a) above, the fair market value of the Company’s common stock equity shall be determined for purposes of this Section 7.2 initially by an appraiser (the “Holder Appraiser”) selected by such holder and whose appraisal shall be furnished to the Company within 45 days of such holder’s objection (the “Holder Appraisal”).  If the Company does not object to such determination within 15 days after its receipt of the Holder Appraisal, the fair market value determined by the Holder Appraiser shall be the fair market value. If the Company objects to the fair market value determined by the Holder Appraiser, it may select an appraiser of nationally recognized standing (the “Company Appraiser”) who shall review the determination of the Holder Appraiser and issue a report thereon (the “Company Appraisal”) to the holder hereof and the Company, within 45 days after delivery to the Company of the Company Appraisal. Within 10 days after delivery to the holder hereof of the Company Appraisal, the Company Appraiser and the Holder Appraiser shall meet in order to resolve any questions or differences with respect to the fair market value. If such appraisers agree on a fair market value of the Company’s common stock equity, such fair market value shall be the fair market value. If no agreement is reached, such appraisers shall select an appraiser of regionally recognized standing (the “Third Appraiser”) within 10 days after such meeting. Fair market value shall then be determined by the Third Appraiser within 45 days after delivery to the holder hereof of the Company Appraisal, and the determination of the Third Appraiser shall be conclusive and binding upon the Company and the holder hereof. Fair market value shall in all cases be calculated by determining the fair market value of the entire common stock equity interest of the Company taken as a whole, without discounts for minority interests or restrictions on transfer or illiquidity. All expenses relating to appraisals shall be borne by the Company.

7.3. Other Securities. In case any Other Securities shall have been issued, or shall then be subject to issue upon the conversion or exchange of any stock (or Other Securities) of the Company (or any other issuer of Other Securities or any other entity referred to in Section 6 hereof) or to subscription, purchase or other acquisition pursuant to any rights or options granted by the Company (or such other issuer or entity), the holder hereof shall be entitled to receive upon exercise hereof such amount of Other Securities (in lieu of or in addition to Common Stock) as is determined in accordance with the terms hereof, treating all references to Common Stock herein as references to Other Securities to the extent applicable, and the computations, adjustments and readjustments provided for in this Section 7 with respect to the number of shares of Common Stock issuable upon exercise of this Warrant shall be made as nearly as possible in the manner so provided and applied to determine the amount of Other Securities from time to time receivable on the exercise of the Warrant, so as to provide the holder of the Warrant with the benefits intended by this Section 7 and the other provisions of this Warrant.

8. NO IMPAIRMENT. The Company will not, by amendment of its Charter or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of the Warrant. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any shares of stock receivable on the exercise of the Warrant above the amount payable therefor on such exercise, (ii) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of stock on the exercise of the Warrant from time to time outstanding, (iii) will not issue any capital stock of any class which is preferred as to dividends or as to the distribution of assets upon voluntary or involuntary dissolution, liquidation or winding up, (iv) will comply in all respects with the provisions of Sections 7.16-7.18, 8 and 9 of the Securities Purchase Agreement except to the extent such compliance may be waived by Section 19 of the Securities Purchase Agreement, and (v) will not consolidate with or merge into any other entity or permit any such entity to consolidate with or merge into the Company (if the Company is not the surviving entity), unless such other entity shall expressly assume in writing and will be bound by all the terms of this Warrant and the Securities Purchase Agreement.

9. ACCOUNTANTS' CERTIFICATE AS TO ADJUSTMENTS. In each case of any event that may require any adjustment or readjustment in the shares of Common Stock issuable on the exercise of this Warrant, the Company at its expense will promptly prepare a certificate setting forth such adjustment or readjustment, or stating the reasons why no adjustment or readjustment is being made, and showing, in detail, the facts upon which any such adjustment or readjustment is based, including a statement of (i) the number of shares of the Company's Common Stock then outstanding on a fully diluted basis, and (ii) the number of shares of Common Stock to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted and readjusted (if required by Section 7) on account thereof. The Company will forthwith mail a copy of each such certificate to each holder of a Warrant, and will, on the written request at any time of any holder of a Warrant, furnish to such holder a like certificate setting forth the calculations used to determine such adjustment or readjustment. At its option, the Majority Holders of the Warrants may confirm the adjustment noted on the certificate by causing such adjustment to be computed by an independent certified public accountant at the expense of the Company.

10. NOTICES OF RECORD DATE. In the event of:

(a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or

(b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all the assets of the Company to or any consolidation or merger of the Company with or into any other Person; or

(c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

(d) any proposed issue or grant by the Company of any shares of stock of any class or any other securities, or any right or option to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities (other than the issue of Common Stock on the exercise of this Warrant), then, and in each such event, the Company will mail or cause to be mailed to the holder of this Warrant a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is anticipated to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for securities or other property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up and (iii) the amount and character of any stock or other securities, or rights or options with respect thereto, proposed to be issued or granted, the date of such proposed issue or grant and the persons or class of persons to whom such proposed issue or grant is to be offered or made. Such notice shall be mailed at least thirty (30) days prior to the date specified in such notice on which any such action is to be taken.

11. RESERVATION OF STOCK ISSUABLE ON EXERCISE OF WARRANT. The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of this Warrant, a number of shares of Common Stock equal to the total number of shares of Common Stock from time to time issuable upon exercise of this Warrant, and, from time to time, will take all steps necessary to amend its Charter to provide sufficient reserves of shares of Common Stock issuable upon exercise of this Warrant.

12. DEFINITIONS. As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

12.1.  The term Common Stock includes (i) the Company's Common Stock, $.001 par value per share, (ii) any other capital stock of any class or classes (however designated) of the Company, the holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference, and (iii) any other securities into which or for which any of the securities described in clauses (i) or (ii) above have been converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

12.2. The term Common Stock Equivalent means (i) any evidences of Indebtedness, shares of capital stock or other securities which are convertible into or exchangeable for additional shares of Common Stock (other than pursuant to this Warrant) (a "Convertible Security") or (ii) any warrant, right or option to subscribe for or purchase any additional shares of Common Stock (other than pursuant to this Warrant).

12.3.  The term Other Securities refers to any stock (other than Common Stock) and other securities of the Company or any other entity (corporate or otherwise) (i) which the holder of this Warrant at any time shall be entitled to receive, or shall have received, on the exercise of this Warrant, in lieu of or in addition to Common Stock, or (ii) which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities, in each case pursuant to Section 5 or 6 hereof.

13. WARRANT AGENT. The Company may, by written notice to the holder of this Warrant, appoint an agent for the purpose of issuing Common Stock on the exercise of this Warrant pursuant to Section 2 hereof, and exchanging or replacing this Warrant pursuant to the Securities Purchase Agreement, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

14. REMEDIES. The Company stipulates that the remedies at law of the holder of this Warrant in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

15. NOTICES. All notices and other communications from the Company to the holder of this Warrant shall be mailed by first class registered or certified mail, postage prepaid, or sent by overnight courier (or sent in the form of a telex or telecopy) at such address as may have been furnished to the Company in writing by such holder or, until any such holder furnishes to the Company an address, then to, and at the address of, the last holder of this Warrant who has so furnished an address to the Company.

16. MISCELLANEOUS. In case any provision of this Warrant shall be invalid, illegal or unenforceable, or partially invalid, illegal or unenforceable, the provision shall be enforced to the extent, if any, that it may legally be enforced and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. This Warrant and any term hereof may be changed, waived, discharged or terminated only by a statement in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the respective successors and assigns of the Company and the holder thereof. The provisions of this Warrant are intended to be for the benefit of all holders of this Warrant from time to time and shall be enforceable by any such holder of this Warrant. This Warrant shall be governed by and construed in accordance with the domestic substantive laws (and not the conflict of law rules) of the Commonwealth of Massachusetts. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.

17. MAINTENANCE OF WARRANT REGISTER; ASSIGNMENT AND TRANSFER AND REPLACEMENT.

17.1 Registered Holders. The Company will maintain a register containing the name and address of the holder of this Warrant. The "registered holder" of this Warrant shall be the Person in whose name such Warrant is registered in said warrant register. Any registered holder of this Warrant may change such holder's address as shown on the warrant register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the registered holder of this Warrant shall be mailed by first class registered or certified mail, postage prepaid, or sent by overnight courier (or sent in the form of a telex or telecopy) or delivered to such registered holder at its address as shown on the warrant register.

17.2 Assignment and Transfer of the Warrant. This Warrant has not been registered under the Securities Act, and neither this Warrant nor the rights evidenced hereby shall be assigned, pledged, transferred or otherwise disposed of unless either (a) this Warrant first shall have been registered under the Securities Act, or (b) such sale or transfer is an exempted transaction under the Securities Act. The registered holder of this Warrant may assign or transfer any portion of this Warrant to an Affiliate. Upon surrender of this Warrant to the Company for transfer as an entirety by the registered holder (as permitted by this Section) at the offices of the Company, with the form of assignment attached hereto completed and duly executed by the registered holder, the Company shall, at its expense, issue a new Warrant of the same denomination to the assignee.

17.3 Replacement. In case this Warrant shall be mutilated, lost, stolen, or destroyed, the Company shall issue a new Warrant of like tenor and denomination and deliver the same (a) in exchange and substitution for and upon surrender and cancellation of the mutilated Warrant, or (b) in lieu of the Warrant lost, stolen or destroyed, upon receipt of (i) a reasonably detailed affidavit with respect to the circumstances of any loss, theft or destruction, and (ii) an indemnity satisfactory to the Company.

17.4 Negotiation. This Warrant, when endorsed in blank, shall be deemed negotiable, and the holder hereof, when this Warrant shall have been so endorsed, may be treated by the Company and all other Persons dealing with this Warrant as the absolute owner hereof for any purpose and as the Person entitled to exercise the rights represented by this Warrant, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding; but until such transfer on such books, the Company may treat the registered holder hereof as the owner hereof for all purposes.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer.

Dated as of November __, 2007

NATIONAL INVESTMENT MANAGERS INC.

By:

Name:
Title:

Signature Page to Amended Common Warrant

FORM OF SUBSCRIPTION

(To be signed only on exercise
of Common Stock Purchase Warrant)

TO:	National Investment Managers Inc.

The undersigned, the Holder of the within Common Stock Purchase Warrant, hereby irrevocably elects to exercise this Common Stock Purchase Warrant for, and to purchase thereunder   shares of Common Stock of National Investment Managers Inc. and herewith makes payment of $      therefor [in cash][by reduction of the outstanding principal amount of the Note][by surrendering its right to _______ Exercise Shares, based on a Repurchase Price of $_____ per share], and requests that the certificates for such shares be issued in the name of, and delivered to the undersigned at its address below.

Dated:
[Name of Holder]
(Signature must conform in all
respects to name of Holder as
specified on the face of the
Warrant)

(Address)

FORM OF ASSIGNMENT
(To be signed only on transfer of Warrant)

For value received, the undersigned hereby sells, assigns, and transfers unto ____________ the right represented by the within Warrant to purchase         shares of Common Stock of National Investment Managers Inc., a Florida corporation, to which the within Warrant relates, and appoints   attorney to transfer such right on the books of National Investment Managers Inc., with full power of substitution in the premises.

[HOLDER]

Dated:	By:

Title:

[Address]

Signed in the presence of: